UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 15, 2024

Date of Report (Date of earliest event reported)

CONNEXA SPORTS TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-41423	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2709 N. Rolling Road, Suite 138

Windsor Mill

Baltimore, MD

21244

(Address of principal executive offices)

(443) 407-7564

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CNXA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 15, 2024, Connexa Sports Technologies Inc. (the “Company”) held its 2024 annual general meeting of stockholders at 10:00 a.m. Eastern Time (the “AGM”) virtually to vote on the proposals identified in the Company’s definitive proxy statement filed with U.S. Securities and Exchange Commission on May 2, 2024. As of March 21, 2024, the record date of the AGM, there were a total of 34,807,734 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) outstanding and entitled to vote at the AGM. At the AGM, 13,236,375 shares of Common Stock were represented in person or by proxy, constituting a quorum.

At the AGM, the Company’s stockholders were asked to consider and vote upon the following proposals:

Proposal One: Election of Directors Proposal

To approve the nominations of Mike Ballardie, Yonah Kalfa, Kirk Taylor, Stephen Crummey, and Rodney Rapson for election as directors at the Annual Meeting. If elected, Messrs. Ballardie, Kalfa, Taylor, Crummey, and Rapson will serve as directors until the 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified.

The Election of Directors Proposal was approved by the Company’s stockholders. The voting results were as follows:

Name	Votes For	Votes Against	Votes Abstained
Mike Ballardie	13,189,162	29,937	2,060
Yonah Kalfa	13,188,157	30,942	2,060
Kirk Taylor	13,188,402	31,665	1,092
Steven Crummey	13,189,196	29,903	2,060
Rodney Rapson	13,188,673	30,394	2,092

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm Proposal

To approve the appointment of Olayinka Oyebola & Co. to continue as our independent registered public accounting firm for the fiscal year ending April 30, 2024.

The Ratification of Accountant Proposal was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained
13,186,333	48,950	1,092

Proposal Three: Share Exchange Proposal

To approve the issuance of shares of our common stock pursuant to that certain Share Exchange Agreement dated March 18, 2024 (the “Exchange Agreement”) among the Company, Mr. Hongyu Zhou (the “YYEM Seller”), and Yuanyu Enterprise Management Co., Limited (“YYEM”), in exchange for 50% of the issued and outstanding ordinary shares of YYEM. The Exchange Agreement is a part of a transaction between the Company, YYEM Seller, and YYEM, whereby the Company agreed to purchase a total of 70% of the issued and outstanding ordinary shares of YYEM by entering into a share purchase agreement (the “Purchase Agreement”) and the Exchange Agreement as described in the Company’s Schedule 14A filed on May 2, 2024.

Upon the closing of the Acquisition, YYEM Seller will be issued the number of Exchange Shares equal to 82.4% of the Company’s issued and outstanding shares of common stock immediately following the closing of the Acquisition, and Connexa stockholders as of immediately prior to the closing of the Acquisition will retain the balance of approximately 17.6% of such outstanding shares.

The Share Exchange Proposal was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained
13,171,117	48,950	1,092

Proposal Four: Capital Increase Proposal

To approve the amendment to the Company’s certificate of incorporation to increase the authorized shares of its common stock from 300,000,000 shares to 1,000,000,000 shares.

The Capital Increase Proposal was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained
13,131,896	89,196	66

Proposal Five: Reverse Stock Split Proposal

To approve the Amendment to the Company’s certificate of incorporation to authorize a reverse stock split of its common stock within a range of 1-for-10 to 1-for-100, with the Board of Directors of the Company to set the specific ratio and determine the date for the Reverse Stock Split to be effective.

The Reverse Stock Split Proposal was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained
13,126,998	93,813	347

Proposal Six: Separation Proposal

To approve the separation of the Company’s “Slinger Bag” business and products and the transactions contemplated by the separation agreement related to the transaction contemplated by the Exchange Agreement (the “Share Exchange Transaction”) Once the Share Exchange Transaction is closed, the current board of directors will resign and will appoint YYEM’s slate of directors to the board, which will effect of a change of control of the Company, and the current business of the Company, including its liabilities, will be spun off and sold to a company to be owned and controlled by Yonah Kalfa, the founder of the Slinger Bag business and an officer and director of the company, and Mike Ballardie, the Company’s current chief executive officer and director. The Company’s current shareholders will not have a participation in the Slinger Bag business from the date of the closing of the Share Exchange Transaction and onward.

The Separation Proposal was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained
13,164,806	55,305	1,047

Proposal Seven: Amendment to October and December 2023 Warrants Exercise Price Proposal

To approve the amendment to the exercise price of certain existing warrants, now held by Morgan Capital LLC, to $0.16 per share.

The Amendment to October and December 2023 Warrants Exercise Price Proposal was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained
13,174,899	44,913	1,347

Proposal Eight: Issuance to January 2024 Investors Proposal

To approve the issuance of shares of Common Stock to certain investors party to the Company’s securities purchase agreements entered into in January 2024 when the Company received an investment of $16,500,000 in cash in exchange for the issuance and sale to each Investor of (i) 2,330,200 shares of the Company’s common stock (the “Common Stock Shares”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 25,169,800 shares of the Company’s common stock (the “Pre-Funded Warrant Shares”) at a combined purchase price of $0.20 per share of our common stock for an aggregate amount of approximately $16.5 million. The Pre-Funded Warrants have an exercise price of $0.00001 per share of Common Stock and are exercisable beginning on the date stockholder approval is received and effective allowing exercisability of the Pre-Funded Warrants under Nasdaq rules until the Pre-Funded Warrants are exercised in full. The aggregate number of Common Stock Shares to be issued is 6,990,600 and the aggregate number of Pre-Funded Warrant Shares is 75,509,400.

The Issuance to January 2024 Investors Proposal was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained
6,174,187	55,025	1,347

Proposal Nine: Yonah Kalfa Share Issuance Proposal

To approve the issuance of 942,307 shares of Common Stock to Yonah Kalfa. As previously disclosed on the Current Report on Form 8-K furnished with the SEC on September 9, 2020, the Company entered into a service agreement dated September 7, 2020 (the “YK Employment Agreement”) with Yonah Kalfa, the Company’s chief innovation officer and a member of the Company’s Board. Pursuant to Sections 2.1(a) and 2.1(b) of the YK Employment Agreement, the Company owed Mr. Kalfa $1,137,000 in salary (the “Salary Compensation”) through January 31, 2024.

The Company was unable to pay Mr. Kalfa any of the compensation in cash and, given Mr. Kalfa’s extraordinary contribution to the Company, pursuant to Section 2.1(b) of the YK Employment Agreement, the Company agreed to pay $1 million of the $1.137 million owed (with Mr. Kalfa waiving the right to receive the $137,000 balance) via an issuance of shares of Common Stock as memorialized by that certain Deferred Payment Conversion Agreement with Mr. Kalfa, dated January 20, 2024 (the “2024 Agreement”). The 2024 Agreement sets forth the price per share of the shares to be issued ($0.187), the number of shares to be issued using that price (5,347,594), and the amount due to Mr. Kalfa through January 31, 2024.

Due to administrative delays, the Company did not issue the shares in January 2024. Rather, on March 15, 2024, the Company issued 4,405,287 shares of Common Stock. This is the amount of stock owed for a $1 million payment at a conversion price of $0.227, which was the closing price of the Common Stock on March 13, 2024 (and a higher price than the closing price on March 14, 2024).

No shareholder approval was required for the issuance of the 4,405,287 shares because it was less than 20% of the number of the Company’s outstanding shares of Common Stock as of March 14, 2024 and was issued at a price per share ($0.227) above the Minimum Price as defined under Nasdaq Listing Rule 5635(d).

The Yonah Kalfa Share Issuance Proposal was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained
8,707,137	48,995	2,503

Proposal Ten: The Director Shares Issuance Proposal

To approve the issuance of 1,000,000 shares of Common Stock to each of Yonah Kalfa, Mike Ballardie and Kirk Taylor and 500,000 shares of common stock to each of Rodney Rapson and Steven Crummey, our directors, for their services and extraordinary contribution to the Company.

The Director Share Issuance Proposal was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained
13,170,652	48,005	2,502

Proposal Eleven: The Management Shares Issuance Proposal

To approve the issuance of 335,000 shares of Common Stock to each of Juda Honickman, the Company’s chief marketing officer, and Mark Radom, the Company’s general counsel, for their services and extraordinary contribution to the Company.

The Management Share Issuance Proposal was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained
13,170,657	49,045	1,457

Proposal Twelve: The Increase in Number of Shares Reserved for Incentive Plan Proposal

To approve the amendment of the 2020 Slinger Bag Inc. Global Share Incentive Plan to make an additional 30,000,000 shares of the Common Stock available for the issuance of awards under the plan.

The Increase in Number of Shares Reserved for Incentive Plan Proposal was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained
13,166,530	53,311	1,318

Item 8.01 Other Events

A press release announcing results of the Company’s annual general meeting dated May 15, 2024 is being furnished as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this report.

Exhibit No.	Description

99.1	Press Release dated May 17, 20224 (furnished pursuant to Item 7.01)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNEXA sPORTS tECHNOLOGIES inc.

Dated: May 17, 2024	By:	/s/ Mike Ballardie
	Name:	Mike Ballardie
	Title:	Chief Executive Officer